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                                                                    EXHIBIT 99.4



Contacts:
Big 5 Sporting Goods Corporation
Charles Kirk
Sr. Vice President and Chief Financial Officer
(310) 536-0611

John Mills
Integrated Corporate Relations, Inc.
(310) 395-0259


   BIG 5 SPORTING GOODS CORPORATION ANNOUNCES PENDING REDEMPTION OF REMAINING
             SENIOR NOTES AND COMPLETION OF AMENDED CREDIT FACILITY

    EL SEGUNDO, CA -- DECEMBER 17, 2004 -- Big 5 Sporting Goods Corporation (Nasdaq: BGFV) today announced that its wholly owned subsidiary, Big 5 Corp., will redeem on December 22 the remaining $23.1 million of principal amount of its 10.875% senior notes due 2007 by using funds available under an amended credit facility which was finalized on December 15. The amended credit facility provides for a new $20 million term loan facility and a $140 million revolving credit facility. In addition to the $23.1 million redemption, the Company previously reported that it had issued a notice to redeem $10.0 million aggregate principal amount of its 10.875% senior notes on November 30, 2004, and this redemption was completed as planned. The completion of these two transactions will result in the redemption of all of the Company's remaining senior notes, consistent with the Company's previously announced plans. The notes had an original face amount of $131 million when issued in November 1997.

    As previously announced, the Company estimates that the two redemptions will result in annualized interest expense savings of approximately $1.4 million, or $0.05 per diluted share, on an after-tax basis, based on current interest rates. The notes will be redeemed at 101.825% of their face value, and taking into account the write-off of unamortized financing fees and original issue discount, the Company will recognize a resulting after-tax charge associated with both redemptions of approximately $650,000, or $0.03 per diluted share, in the 2004 fourth fiscal quarter.

    "After completion of this transaction, we will have redeemed all of our senior notes, including over $103 million since our initial public offering in June 2002," said Steven G. Miller, Big 5's Chairman, President and Chief Executive Officer. "The use of cash generated from our strong operating results and borrowings under lower-cost credit facilities to redeem our high cost senior notes significantly adds to our earnings and reflects our continuing commitment to bottom-line performance."


ABOUT BIG 5 SPORTING GOODS CORPORATION

Big 5 is a leading sporting goods retailer in the western United States, operating 309 stores in 10 states under the "Big 5 Sporting Goods" name. Big 5 provides a full-line product offering in a traditional sporting goods store format that averages 11,000 square feet. Big 5's product mix includes athletic shoes, apparel and accessories, as well as a broad selection of outdoor and athletic equipment for team sports, fitness, camping, hunting, fishing, tennis, golf, snowboarding and in-line skating.


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Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Big 5's actual results in future periods to differ materially from forecasted results. Those risks and uncertainties include, among other things, the competitive environment in the sporting goods industry in general and in Big 5's specific market areas, inflation, product availability and growth opportunities, seasonal fluctuations, weather conditions, changes in costs of goods sold, changes in interest rates and economic conditions in general. Those and other risks are more fully described in Big 5's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for fiscal year 2003, as amended. Big 5 disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.